Exhibit 2.6

RESTRICTED ISSUANCE AGREEMENT

RESTRICTED ISSUANCE AGREEMENT dated as of January 11, 2012 (the “Restricted Issuance Agreement”) among iSoftStone Holdings Limited, an exempted limited liability company organized under the laws of the Cayman Islands, and its successors (the “Company”), JPMorgan Chase Bank, N.A. as depositary (the “Depositary”), and all Holders from time to time of restricted American depositary shares (“Restricted ADSs”) represented by restricted American depositary receipts (“Restricted ADRs”) or book-entry securities, in each case issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement dated as of December 13, 2010 (the “Deposit Agreement”) for the purposes set forth therein, the text of which was filed as an exhibit to a Form F-6 Registration Statement (333-170867), and an amendment thereto, filed with the Securities and Exchange Commission;

WHEREAS, notwithstanding Sections 3 and 4 of the Deposit Agreement and paragraph (1) of the form of ADR, the Company has requested that the Depositary accept one or more deposits of Shares which may not be freely transferred at the time of deposit in accordance with Rule 144 or Rule 145 under the Securities Act of 1933, as amended (the “Securities Act”) (such securities, “Limited Transfer Securities”) into a restricted ADR program (the “Restricted Program”) established based upon certain of the provisions of the Deposit Agreement;

WHEREAS, the Company desires that, upon a deposit of Limited Transfer Securities, Restricted ADSs be issued to or upon the order of the depositor upon compliance with the provisions of this Restricted Issuance Agreement; and

WHEREAS, the Company and the Depositary desire to enter into this Restricted Issuance Agreement in order to permit the issuance of such Restricted ADSs under the Restricted Program and the delivery thereof to or upon the order of the depositor (such person or entity entitled to receive such Restricted ADSs being the “Depositor” and each such issuance being a “Transaction”).

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth and for other good and valuable consideration, the Company and the Depositary hereby agree as follows:

Section 1. Definitions. Unless otherwise defined in this Restricted Issuance Agreement, terms which are defined in the Deposit Agreement are used herein as therein defined.

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Section 2. Incorporation by Reference. Except to the extent modified hereby, all terms and conditions set forth in Sections 1 through 19 of the Deposit Agreement are incorporated herein by reference and deemed to be a part hereof, provided, however, that all references in such sections of the Deposit Agreement to ADSs or ADRs shall, for purposes of this Restricted Issuance Agreement and the Restricted Program, refer to Restricted ADSs and Restricted ADRs. To the extent there is an inconsistency between any provision of Sections 1 through 19 of the Deposit Agreement as incorporated herein and modified hereby and the provisions hereof, the provisions hereof shall take precedence. References in the Deposit Agreement to the Direct Registration System are not incorporated herein by reference. To the extent Restricted ADSs are issued in book-entry form on the books of the Depositary, references to Restricted ADRs shall refer to any written confirmation of such book-entry notation provided to the registered holder of such Restricted ADSs.

Section 3. Issuance of Restricted ADSs. The Depositary shall issue Restricted ADSs hereunder upon (a) the deposit of Shares with the Custodian in accordance with the provisions hereof, (b) receipt by the Depositary of issuance instructions in compliance with the provisions of this Restricted Issuance Agreement, and (c) compliance with any other applicable provisions of this Restricted Issuance Agreement (including compliance with the provisions of the Deposit Agreement as incorporated and revised herein) and the form of Restricted ADR (attached hereto). Any Restricted ADSs issued in connection with a Transaction or on the transfer, split-up or combination thereof shall contain a restrictive legend substantially to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED, TRANSFERRED OR DISPOSED OF EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (ii) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND DEPOSITARY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER, DISTRIBUTION, TRANSFER OR DISPOSAL.

In addition to the legend set forth above, Restricted ADSs representing Shares deposited by a Depositor or permitted transferees of a Depositor may bear such additional legends (collectively with the legend set forth above, the “Legends”) as the Company and the Depositary may reasonably agree from time to time.

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Section 4. Removal of Legend; Transfers. No Legend shall be removed from any Restricted ADRs until such time as the Depositary has received an opinion of U.S. counsel to the Company reasonably acceptable to the Depositary (or, at the option of the Company and the Depositary, counsel to the Depositor), which opinion (the “Opinion”) shall be in form and substance reasonably satisfactory to counsel to the Depositary stating, in substance, (a) that in connection with the resale of the Restricted ADSs, the Shares underlying the Restricted ADSs have been registered under the Securities Act or that such Restricted ADSs (as well as those Restricted ADSs issued on the transfer, split-up or combination thereof) may be freely transferred without registration under the Securities Act or pursuant to an applicable exemption from the registration requirements thereof, or (b) that neither the Restricted ADSs nor the Shares represented thereby are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and that any legend on such Restricted ADSs may be removed. In the case of an Opinion stating (b) above, the Depositary shall remove the Legend and take steps to make the Restricted ADSs fungible with the ADSs issued under the Deposit Agreement.

Section 5. Cancellation of Restricted ADSs; Withdrawal of Shares. The Depositary shall cancel surrendered Restricted ADSs and deliver Deposited Securities only upon compliance with the provisions of this Restricted Issuance Agreement and the Restricted ADS. Delivery of Deposited Securities for deposit under the Deposit Agreement shall be in accordance with the provisions thereof.

Section 6. Form of Restricted ADSs. Any Restricted ADSs to be issued in accordance herewith shall be issued through the book-entry registration system maintained by the Depositary. The terms “deliver,” “execute,” “issue,” “register,” “surrender,” “transfer” or “cancel,” when used with respect to book-entry Restricted ADRs, shall refer to an entry or entries or an electronic transfer or transfers on the books of the Depositary.

Section 7. Terms and Conditions Applicable to Restricted ADSs. Except to the limited extent modified hereby, the provisions of this Restricted Issuance Agreement shall not in any way amend, modify, impact or impair any of the provisions of the Deposit Agreement. Restricted ADRs shall be in the form attached hereto as Exhibit A, the terms of which are incorporated herein by reference and deemed to be a part hereof.

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Section 8. Inconsistent Provisions. To the extent that any term or provision of this Restricted Issuance Agreement shall be inconsistent with a term or provision of the Deposit Agreement (as incorporated herein and revised hereby), the terms and conditions of this Restricted Issuance Agreement shall take precedence only to the extent of such inconsistency.

Section 9. Compensation; Payment of Expenses. In connection with the establishment and maintenance of the program covered by this Restricted Issuance Agreement, the Company agrees to pay the Depositary a one-time set up fee of US$8,000 and to reimburse the Depositary for all of the reasonable legal fees (not to exceed US$5,000) and expenses incurred in connection with this Restricted Issuance Agreement and the program covered hereby.

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IN WITNESS WHEREOF, ISOFTSTONE HOLDINGS LIMITED and JPMORGAN CHASE BANK, N.A. have duly executed this Restricted Issuance Agreement as of the day and year first above set forth and all holders of Restricted ADRs shall become parties hereto upon acceptance by them of Restricted ADRs issued in accordance with the terms hereof.

ISOFTSTONE HOLDINGS LIMITED

By:	/s/ Tianwen Liu

Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Gregory A. Levendis

Name:
Title:	Vice President

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EXHIBIT A

ANNEXED TO AND INCORPORATED IN

RESTRICTED ISSUANCE AGREEMENT

FORM OF FACE OF RESTRICTED ADR

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED, TRANSFERRED OR DISPOSED OF EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (ii) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND DEPOSITARY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER, DISTRIBUTION, TRANSFER OR DISPOSAL.

No. of Restricted ADSs:

Number

Each Restricted ADS represents ten ordinary shares

RESTRICTED AMERICAN DEPOSITARY RECEIPT

evidencing

RESTRICTED AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

of

ISOFTSTONE HOLDINGS LIMITED

(Incorporated under the laws of the Cayman Islands)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as depositary hereunder (the “Depositary”), hereby certifies that              is the registered owner (a “Holder”) of      Restricted American Depositary Shares (“Restricted ADSs”), each (subject to paragraph (13)) representing ten ordinary shares (including the rights to receive Shares described in paragraph (1), “Shares” and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the “Deposited Securities”), of iSoftStone Holdings Limited, an exempted limited liability company organized under the laws of the Cayman Islands (the “Company”), deposited under the Restricted Issuance Agreement, dated as of December     , 2011 (as amended from time to time, the “Restricted Issuance Agreement”), among the Company, the Depositary and all Holders from time to time of Restricted American Depositary Receipts issued thereunder (“Restricted ADRs”), each of whom by accepting a Restricted ADR becomes a party thereto. The Restricted Issuance Agreement and this Restricted ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.

(1) Issuance of Restricted ADSs. This Restricted ADR is one of the Restricted ADRs issued under the Restricted Issuance Agreement. Subject to the further terms and provisions of the Restricted Issuance Agreement, the Depositary, its affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in Restricted ADSs. In its capacity as Depositary, the Depositary shall not lend Shares or Restricted ADSs.

Every person depositing Shares under the Restricted Issuance Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and issuance of Restricted ADRs. The Depositary may refuse to accept for deposit under the Restricted Issuance Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered. The Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company’s compliance with such Act.

(2) Withdrawal of Deposited Securities. Subject to paragraphs (4) and (5), upon surrender of a certificated Restricted ADR in form satisfactory to the Depositary at the Transfer Office and proper instructions and documentation, the Holder hereof is entitled to delivery at the Custodian’s office of the Deposited Securities at the time represented by the Restricted ADSs evidenced by this Restricted ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Shares delivered on cancellation of Restricted ADSs may not be deposited under the Deposit Agreement dated as of December 13, 2010 among the Company, the Depositary and holders from time to time of American depositary receipts issued thereunder unless such Shares (A) are not “restricted securities” as such term is defined in Rule 144 under the Securities Act of 1933, as amended unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933, as amended.

(3) Transfers of Restricted ADRs. The Depositary or its agent will keep, at a designated transfer office (the “Transfer Office”), (a) a register (the “Restricted ADR Register”) for the registration, registration of transfer, combination and split-up of Restricted ADRs, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Restricted Issuance Agreement and (b) facilities for the delivery and receipt of Restricted ADRs. Title to this Restricted ADR (and to the Deposited Securities represented by the Restricted ADSs evidenced hereby), when properly endorsed (in the case of Restricted ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Restricted ADR is registered on the Restricted ADR Register as the absolute owner hereof for all purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Restricted Issuance Agreement to any holder of a Restricted ADR, unless such holder is the Holder thereof. Subject to paragraphs (4) and (5), this Restricted ADR is transferable on the Restricted ADR Register and may be split into other Restricted ADRs or combined with other Restricted ADRs into one Restricted ADR, evidencing the aggregate number of Restricted ADSs surrendered for split-up or combination, by the Holder hereof or by duly authorized attorney upon surrender of this Restricted ADR at the Transfer Office properly endorsed (in the case of Restricted ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the Restricted ADR Register at any time or from time to time when deemed expedient by it or when requested by the Company to the extent required by applicable law; provided that the Depositary shall have no liability and shall be indemnified by the Company in such event.

(4) Certain Limitations. Prior to the issue, registration, registration of transfer, split-up or combination of any Restricted ADR, the delivery of any distribution in respect thereof, or the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this Restricted ADR; (b) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Restricted Issuance Agreement and this Restricted ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Restricted Issuance Agreement. The issuance of Restricted ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of Restricted ADRs or the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Restricted ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary or when requested by the Company to the extent required by applicable law; provided that the Depositary shall have no liability and shall be indemnified by the Company in such event.

(5) Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this Restricted ADR, any Deposited Securities represented by the Restricted ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of Restricted ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file any necessary reports with governmental authorities or agencies. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. Each Holder of a Restricted ADR or an interest therein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

(6) Disclosure of Interests. To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding Restricted ADRs agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable Company instructions in respect thereof. The Depositary shall forward to the Holders, upon the request of the Company, any written request for beneficial ownership information from the Company to the Holders and shall promptly forward to the Company any responses thereto received by the Depositary. The Company reserves the right to instruct Holders to deliver their Restricted ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares and Holders agree to comply with such instructions. The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company’s exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder.

(7) Charges of Depositary. The Depositary may charge and collect from, (i) each person to whom Restricted ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the Restricted ADSs or the Deposited Securities, and (ii) each person surrendering Restricted ADSs for withdrawal of Deposited Securities or whose Restricted ADSs are cancelled or reduced for any other reason, U.S.$5.00 for each 100 Restricted ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering Restricted ADSs, to whom Restricted ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Restricted ADSs or the Deposited Securities or a distribution of Restricted ADSs pursuant to paragraph (10)), whichever is applicable (i) a fee of U.S.$0.05 or less per Restricted ADS for any Cash distribution made pursuant to the Restricted Issuance Agreement, (ii) a fee of U.S.$1.50 per Restricted ADR or Restricted ADRs for transfers made pursuant to paragraph (3) hereof, (iii) a fee for the distribution or sale of securities pursuant to paragraph (10) hereof, such fee being in an amount equal to the fee for the execution and delivery of Restricted ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (7) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, and (iv) such fees, charges and expenses as are incurred by the Depositary and/or any of the Depositary’s agents (including, without limitation, the Custodian, and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of Deposited Securities or otherwise in connection with the Depositary’s or its Custodian’s compliance with applicable law, rule or regulation. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, Restricted ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Restricted Issuance Agreement), (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency), and (v) any other charge payable by any of the Depositary, any of the Depositary’s agents, including, without limitation, the Custodian, or the agents of the Depositary’s agents in connection with the servicing of the Shares or other Deposited Securities (which charge shall be assessed against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions). Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

(8) Available Information. The Restricted Issuance Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office. The Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly furnishes and files certain reports with the United States Securities and Exchange Commission (the “Commission”). To the extent furnished to, or filed with, the Commission, such reports, documents and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, NE, Washington, DC 20549.

(9) Execution. This Restricted ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

JPMORGAN CHASE BANK, N.A., as Depositary

By
Authorized Officer

The Depositary’s office is located at One Chase Manhattan Plaza, 21st Floor, New York, New York 10005.

(10) Distributions on Deposited Securities. Subject to paragraphs (4) and (5), to the extent practicable, the Depositary will distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder’s address shown on the Restricted ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by Restricted ADSs evidenced by such Holder’s Restricted ADRs: (a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) (“Cash”), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary’s expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. (b) Shares. (i) Additional Restricted ADRs evidencing whole Restricted ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a “Share Distribution”) and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional Restricted ADSs if additional Restricted ADRs were issued therefor, as in the case of Cash. (c) Rights. (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional Restricted ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities (“Rights”), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse). (d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights (“Other Distributions”), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.

(11) Record Dates. The Depositary may, after consultation with the Company if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for administration of the Restricted ADR program and for any expenses provided for in paragraph (7) hereof as well as for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled or obligated.

(12) Voting of Deposited Securities. As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall distribute to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will, subject to any applicable provisions of the laws of the Cayman Islands, be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the Restricted ADSs evidenced by such Holder’s Restricted ADRs and (c) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by the Company. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the Restricted ADSs evidenced by such Holder’s Restricted ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.

The Company shall ensure that a poll is demanded at each meeting of shareholders so as to give effect to the votes submitted by or on behalf of the Depositary in accordance with the instructions of Holders. Notwithstanding the foregoing, in the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with the Company’s Memorandum and Articles of Association (as amended from time to time), the Depositary will refrain from voting and the voting instructions received by the Depositary from Holders shall lapse. The Depositary will have no obligation to demand voting on a poll basis with respect to any resolution and shall have no liability to any Holder or Beneficial Owner or the Company for not having demanded voting on a poll basis.

There is no guarantee that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable such Holder to return any voting instructions to the Depositary in a timely manner. Notwithstanding anything contained in the Restricted Issuance Agreement or any Restricted ADR, the Depositary may, to the extent not prohibited by law or regulation, or by the requirements of the stock exchange on which the Restricted ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Shares or other Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

(13) Changes Affecting Deposited Securities. Subject to paragraphs (4) and (5), the Depositary may, in its discretion, amend this Restricted ADR or distribute additional or amended Restricted ADRs (with or without calling this Restricted ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this Restricted ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each Restricted ADS evidenced by this Restricted ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

(14) Exoneration. The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if any present or future law, rule, regulation , fiat, order or decree of the United States, the Cayman Islands, the People’s Republic of China (including the Hong Kong Special Administrative Region, the “People’s Republic of China”) or any other country, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company’s Memorandum and Articles of Association (as amended from time to time), any act of God, war, terrorism or other circumstance beyond its control shall prevent, delay, or shall subject any of them to any civil or criminal penalty in connection with, any act which the Restricted Issuance Agreement or this Restricted ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph (12) hereof), or (ii) by reason of any exercise or failure to exercise any discretion given it in the Restricted Issuance Agreement or this Restricted ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this Restricted ADR and the Restricted Issuance Agreement without gross negligence or bad faith; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Restricted ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Restricted ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information.

The Depositary shall not be liable for the acts or omissions made by any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Restricted ADRs. Notwithstanding anything to the contrary set forth in the Restricted Issuance Agreement or a Restricted ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Restricted Issuance Agreement, any Holder or Holders, any Restricted ADR or Restricted ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or beneficial owner’s income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Holders and beneficial owners on account of their ownership of the Restricted ADRs or Restricted ADSs. The Company has agreed to indemnify the Depositary and its agents under certain circumstances. Neither the Depositary nor any of its agents shall be liable to Holders or beneficial owners of interests in Restricted ADSs for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof. Notwithstanding anything herein or in the Restricted Issuance to the contrary, the Depositary and the Custodian may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the Restricted Issuance Agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the Depositary and the Custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

(15) Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Restricted Issuance Agreement. The Depositary may at any time be removed by the Company by no less than 90 days prior written notice of such removal, to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Restricted Issuance Agreement. The Depositary may appoint substitute or additional Custodians and the term “Custodian” refers to each Custodian or all Custodians as the context requires.

(16) Amendment. The Restricted ADRs and the Restricted Issuance Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of a Restricted ADR at the time any amendment to the Restricted Issuance Agreement so becomes effective shall be deemed, by continuing to hold such Restricted ADR, to consent and agree to such amendment and to be bound by the Restricted Issuance Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Restricted ADR to surrender such Restricted ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Restricted Issuance Agreement or the form of Restricted ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Restricted Issuance Agreement and the Restricted ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Restricted Issuance Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance. Notice of any amendment to the Restricted Issuance Agreement or form of Restricted ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (e.g., upon retrieval from the Securities and Exchange Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary).

(17) Termination. The Depositary may, and shall at the written direction of the Company, terminate the Restricted Issuance Agreement and this Restricted ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the Depositary shall have (i) resigned as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder within 45 days of the date of such resignation, and (ii) been removed as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder on the 90th day after the Company’s notice of removal was first provided to the Depositary. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Restricted Issuance Agreement and this Restricted ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Restricted Issuance Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of Restricted ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Restricted Issuance Agreement and this Restricted ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Restricted Issuance Agreement except for its obligations to the Depositary and its agents.

(18) Appointment. Each Holder and each person holding an interest in Restricted ADSs, upon acceptance of any Restricted ADSs (or any interest therein) issued in accordance with the terms and conditions of the Restricted Issuance Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Restricted Issuance Agreement and the applicable Restricted ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Restricted Issuance Agreement and the applicable Restricted ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Restricted Issuance Agreement and the applicable Restricted ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

(19) Waiver. EACH PARTY TO THE RESTRICTED ISSUANCE AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RESTRICTED ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE RESTRICTED ADSs OR THE RESTRICTED ADRs, THE RESTRICTED ISSUANCE AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).